UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

Southern National Bancorp of Virginia, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6830 Old Dominion Drive

McLean, Virginia 22101

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (434) 973-5242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2009, Southern National Bancorp of Virginia, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with FIG Partners, LLC (the “Underwriter”), relating to the sale of 4,166,666 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), plus up to an additional 624,999 shares of Common Stock if the Underwriter exercises its 30-day option to purchase additional shares to cover over-allotments, if any, at a public offering price of $6.00 per share. The transactions contemplated by the Underwriting Agreement are expected to close on November 4, 2009. The net proceeds to the Company from this offering, after deducting underwriting discounts and commissions but before estimated offering expenses, are expected to be approximately $23.8 million (or approximately $27.4 million if the Underwriter exercises its over-allotment option in full).

The Underwriting Agreement contains customary representations, warranties, and conditions to closing. The Company has also agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities. Subject to specified exceptions, the Company and each of its directors and executive officers also agreed not to make an offer, sale, short sale, or other similar disposition of shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock for 90 days after October 29, 2009 without first obtaining the written consent of the Underwriter.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

On October 29, 2009, the Company’s registration statement relating to the underwritten public offering of its Common Stock became effective. The preliminary prospectus included as part of the registration statement disclosed the risk factors relating to the Company’s business and Common Stock that are included in Exhibit 99.1 and incorporated into this Item 8.01 by reference. Such risk factors update and supersede the risk factors discussed in Part I under the caption “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in Part II under the caption “Item 1A – Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated October 29, 2009 between Southern National Bancorp of Virginia, Inc. and FIG Partners, LLC.

99.1	Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern National Bancorp of Virginia, Inc.
(Registrant)

Dated: October 30, 2009	By:	/s/ WILLIAM H. LAGOS
William H. Lagos
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated October 29, 2009 between Southern National Bancorp of Virginia, Inc. and FIG Partners, LLC.

99.1	Risk Factors.